Exhibit 10.30

SECOND AMENDMENT TO THE SJW GROUP
EXECUTIVE OFFICER SHORT-TERM INCENTIVE PLAN
(As Amended and Restated October 28, 2020)

WHEREAS, SJW Group (the “Corporation”) maintains the SJW Group Executive Officer Short-Term Incentive Plan, as amended and restated on October 28, 2020 (the “Plan”);

WHEREAS, the Corporation amended the Plan effective as of January 28, 2021 with respect to certain adjustment provisions related to the performance objectives set forth in the Plan; and

WHEREAS, the Corporation wishes to further amend the Plan by removing the Maximum Incentive Compensation Award Amount, as defined in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows to be effective as of October 25, 2024:

1.The last sentence, excerpted below, of Section V.C. of the Plan is hereby deleted in its entirety:

“C. Under no circumstance, however, shall the aggregate incentive compensation award potential for any participant for any Performance Period exceed the applicable Maximum Incentive Compensation Award Amount set forth in Paragraph VI.B.”

2. Section VI.B. of the Plan is hereby deleted in its entirety and replaced with the following in lieu thereof:

“B. Intentionally Omitted.”

3. Except as expressly modified by this Second Amendment, all the terms and provisions of the Plan shall continue to remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to be executed on this 25th day of October 2024.

SJW Group

By:	/s/ Eric W. Thornburg
Name:	Eric W. Thornburg
Title:	President, Chief Executive Officer and Chairman of the Board